DEFERRED STOCK UNIT AGREEMENT UNDER THE MERCURY SYSTEMS, INC. 2025 LONG TERM INCENTIVE PLAN Name of Grantee: #ParticipantName# No. of Phantom Stock Units Granted: #QuantityGranted# Grant Date: #GrantDate# Pursuant to the Mercury Systems, Inc. 2025 Long Term Incentive Plan as amended through the date hereof (the “Plan”), Mercury Systems, Inc. (the “Company”) hereby grants a deferred stock unit award (an “Award”) consisting of the number of phantom stock units listed above (the “Units”) to the Grantee named above (the “Grantee”) in connection with the Grantee’s enrollment in and election to defer compensation under the Company’s Deferred Compensation Matching Plan (the “DCMP”) for the [2026] calendar year (the “Plan Year”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under the Plan. Each Unit shall relate to one Share of Common Stock of the Company, subject to the restrictions and conditions set forth herein and in the Plan. 1. Restrictions on Transfer of Award. This Agreement and the underlying Award shall be subject to the restrictions on transferability set forth in Section 14(g) of the Plan until (i) the Units have vested as provided in Section 2 of this Agreement, and (ii) Shares have been issued pursuant to Section 4 of this Agreement. 2. Vesting of Units. The Units shall be fully vested as of the Grant Date set forth above. 3. Settlement of Units in Stock. (a) The Units shall be converted into Shares and distributed to the Grantee on such dates (each, a “Distribution Date”) and in such increments (as applied to the Units with respect to each Distribution Date, the “Distributed Units”) as are applicable for the distribution of compensation deferrals made by the Grantee to the DCMP for the Plan Year. (b) On or as promptly as practicable following each Distribution Date, the Company shall direct its transfer agent to issue to the Grantee in book entry form the number of Shares equal to the number of Distributed Units, in satisfaction of such Units. (c) The issuance of Shares under Paragraph (b) above shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 5 of this Agreement. 4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2 of the Plan.

2 5. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event, pay to the Company or make arrangements satisfactory to the Committee for payment of taxes required by law to be withheld on account of such taxable event. 6. Miscellaneous. (a) Notice hereunder shall be given to the Company at its principal corporate headquarters to the attention of its legal department, and shall be given to the Grantee at their address on file with the Company’s stock plan administrator. (b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment or service with the Company or any Subsidiary. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Dated: #AcceptanceDate# #ParticipantName# Grantee’s Signature